EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated February 26, 2004, relating to the balance sheet of Mewbourne Energy Partners 04-A, L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 25, 2004